UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 27, 2016

The St. Joe Company

(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida		32461
(Address of principal executive offices)		(Zip Code)

(850) 231-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.      Other Events.

On December 27, 2016, The St. Joe Company, (the “Company”), through its wholly-owned subsidiary St. Joe Timberland Company of Delaware, L.L.C. (“SJTC”), entered into an agreement (the “Agreement”) with Windmark JV, LLC, (“Windmark JV”), pursuant to which SJTC transferred to Windmark JV all of SJTC’s interest in the Windmark Beach project located in Gulf County, Florida, together with certain tangible and intangible assets (collectively, the “Windmark Beach Development”) (the “Transaction”). Windmark JV is a joint venture between Windmark Beach, LLC (“WMBLLC”), a wholly owned subsidiary of the Company, The Fairholme Unlimited Foundation, Inc. (a 501(c)(3) private operating foundation), and an unrelated 501(c)(3) charitable foundation.

WMBLLC will be the managing member of Windmark JV and will run its day-to-day operations.  Windmark JV will own and its members will make major decisions related to the management and development of the Windmark Beach Development.  For financial accounting purposes, the Company is deemed to control Windmark JV and intends to consolidate the results of Windmark JV.  The Agreement provided for Windmark JV to transfer $20.0 million to SJTC in exchange for the Windmark Beach Development. However, as WMBLLC contributed capital of $9.9 million to Windmark JV in exchange for its equity interest, for purposes of generally accepted accounting principles, the only impact on the Company’s current financial position will be an increase in cash and cash equivalents of $10.3 million and an increase in non-controlling interests for the same amount.  There will be no impact on the results of operations of the Company as a result of the Transaction.  The Company will initially recognize a tax loss of approximately $125 million.

Windmark Beach is a mixed use residential and commercial community consisting of over 1,900 acres, 64 residential single-family developed lots, approximately 59,000 square feet of commercial and community space and 31 residential multi-family units located above the commercial space.  The Transaction followed a broad marketing process to identify a third party purchaser conducted by a nationally recognized real estate broker, which did not result in any acceptable offers.  The Transaction was approved by a special committee of independent directors of the Company.

Important Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K may include forward-looking statements, including statements regarding the accounting and tax consequences of the Transaction and its impact on the Company’s financial condition and results of operations.  The statements made by the Company are based upon management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These risks and uncertainties include unanticipated changes in the tax and financial accounting treatment of the Transaction and the Company’s inability to realize anticipated benefits with respect to its financial condition and results of operations as a result of the Transaction, as well as other factors beyond the Company's control and the risk factors and other cautionary statements described in the Company’s filings with the SEC, including the Company's Annual Report on Form 10-K filed with the Commission on March 2, 2016 as updated by subsequent Quarterly Reports on Form 10-Qs and other current report filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

By:	/s/ Marek Bakun
Marek Bakun Chief Financial Officer

Date: December 28, 2016